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NS GROUP, INC.        December 31, 2004        Form 10-K        Exhibit 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (thousands of dollars)

                                                      Year Ended December 31,
                                               ------------------------------------
                                                 2004          2003          2002
                                               --------      --------      --------
Earnings

      Pretax income (loss)                     $ 78,089      $(17,498)     $(40,788)

      Interest expense                            1,071         3,391         8,180
      Interest portion of rent expense (a)          471           382           455
                                               --------      --------      --------

                                               $ 79,631      $(13,725)     $(32,153)
                                               ========      ========      ========

Fixed Charges

      Interest expense                         $  1,071      $  3,391      $  8,180
      Interest portion of rent expense (a)          471           382           455
                                               --------      --------      --------

                                               $  1,542      $  3,773      $  8,635
                                               ========      ========      ========

Ratio of Earnings to Fixed Charges                 51.6             -             -

Deficiency in Earnings                         $      -      $ 17,498      $ 40,788
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(a) One-third of rent expense is the portion deemed representative of the interest factor.